FLEXSHARES TRUST

AMENDMENT TO EXHIBIT A TO THE

EXPENSE REIMBURSEMENT AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of the 20th day of December 2025, unless otherwise noted in Exhibit A, to the Expense Reimbursement Agreement, dated as of March 1, 2023 (the “Agreement”), is entered into by and between FLEXSHARES TRUST (the “Trust”), a Maryland statutory trust and a registered investment company under the Investment Company Act of 1940, as amended, and NORTHERN TRUST INVESTMENTS, INC. (“NTI”).

WHEREAS, each of the Trust and NTI is a party to the Agreement; and

WHEREAS, each of the Trust and NTI desires to amend the Agreement to replace Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A, attached hereto.

2. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

FLEXSHARES TRUST

By:	/s/ Randal Rein
Randal Rein
Treasurer

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Kevin O’Rourke
Kevin O’Rourke
Senior Vice President

Exhibit A

FlexShares Trust

Fund	Expense Limit
FlexShares® Morningstar US Market Factor Tilt Index Fund	0.2549%
FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund	0.3949%
FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund	0.5749%
FlexShares® Quality Dividend Index Fund	0.3749%
FlexShares® Quality Dividend Defensive Index Fund	0.3749%
FlexShares® International Quality Dividend Index Fund	0.4749%
FlexShares® International Quality Dividend Dynamic Index Fund	0.4749%
FlexShares® Morningstar Global Upstream Natural Resources Index Fund	0.4649%
FlexShares® STOXX® Global Broad Infrastructure Index Fund	0.4749%
FlexShares® Global Quality Real Estate Index Fund	0.4549%
FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund	0.1849%
FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund	0.1849%
FlexShares® Ultra-Short Income Fund	0.2549%
FlexShares® Disciplined Duration MBS Index Fund	0.2049%
FlexShares® Credit-Scored US Corporate Bond Index Fund	0.1549%
FlexShares® Credit-Scored US Long Corporate Bond Index Fund	0.1549%
FlexShares® US Quality Large Cap Index Fund	0.2549%
FlexShares® STOXX® US ESG Select Index Fund	0.3249%
FlexShares® STOXX® Global ESG Select Index Fund	0.4249%
FlexShares® Core Select Bond Fund	0.3549%
FlexShares® High Yield Value-Scored Bond Index Fund	0.3749%
FlexShares® US Quality Low Volatility Index Fund	0.0849%
FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund	0.1249%
FlexShares® Emerging Markets Quality Low Volatility Index Fund	0.1849%
FlexShares® ESG & Climate US Large Cap Core Index Fund	0.0949%
FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund	0.1249%
FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund	0.1249%